As filed with the Securities and Exchange Commission on June 20, 2011.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________

FORM S-8

Registration Statement Under
The Securities Act of 1933

____________________

MERGE HEALTHCARE INCORPORATED
(Exact name of Registrant as Specified in its Charter)

DELAWARE	39-1600938
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.) Identification No.)

200 E. Randolph Street 24th Floor Chicago, Illinois	60601-6436
(Address of Registrant’s Principal Executive Offices)	(Zip Code)

MERGE HEALTHCARE INCORPORATED
2005 EQUITY INCENTIVE PLAN
(Full title of the plan)

Jeffrey A. Surges
Chief Executive Officer
Merge Healthcare Incorporated
200 E. Randolph Street24th Floor
Chicago, Illinois 60601-6436
 (Name and address of agent for service)

(312) 565-6868
(Telephone number, including area code of agent for service)

Copy to:
Mark A. Harris, Esq.
McDermott Will & Emery LLP
227 West Monroe Street
Chicago, Illinois 60606-5096

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Common Stock, $0.01 par value per share	9,000,000 shares	$4.90	$44,100,000	$5,120.01

____________________

(1)   Represents 9,000,000 shares of common stock, $0.01 par value per share (the “Common Stock”), of Merge Healthcare Incorporated (the “Registrant”), reserved for issuance under the Merge Healthcare Incorporated 2005 Equity Incentive Plan, as amended (the “Plan.”).

(2)   Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, reorganization, combination or exchange of shares or other similar corporate change, or other transaction effected without receipt or payment of consideration that increases the number of outstanding shares of Common Stock.

(3)   Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h).  The proposed maximum offering price per share is based upon the average of the high and low per share prices for the Common Stock as reported on The Nasdaq Global Select Market for June 15, 2011.

This Registration Statement shall become effective automatically upon the date of filing in accordance with Rule 462 of the Securities Act of 1933, as amended.

PART I.  PLAN INFORMATION

The prospectus under Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”) relating to the Plan is omitted from this Registration Statement pursuant to the Note to Part I of Form S-8.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   In accordance with Instruction E to Form S-8, the information in Items 3-7 and 9 of the registration statement on Form S-8 filed by Merge Healthcare Incorporated (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) on June 1, 2005, SEC file number 333-125386, is incorporated herein by reference.

Item 8. Exhibits.

5	Opinion of McDermott will & Emery LLP, as to the legality of securities being registered.

10
Merge Healthcare Incorporated 2005 Equity Incentive Plan, as amended (incorporated by reference from Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2011 and supplemented on April 26, 2011).

23.1	Consent of McDermott Will & Emery LLP (Included in Exhibit 5).

23.2	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm, with respect to financial statements of the Registrant.

23.3	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm, with respect to financial statements of AMICAS, Inc.

24	Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Merge Healthcare Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 20, 2011.

.

Merge Healthcare Incorporated

By:	/s/ Jeffery A. Surges
Jeffery A. Surges
Chief Executive Officer
(principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffery A. Surges	Chief Executive Officer and Director
Jeffery A. Surges	(principal executive officer)	June 20, 2011

*	President, Chief Financial Officer and Director	June 20, 2011
Justin C. Dearborn	(principal financial officer)

*	Chief Accounting Officer
Steven M. Oreskovich	(principal accounting officer)	June 20, 2011

*	Chairman of the Board	June 20, 2011
Michael W. Ferro, Jr

*	Director	June 20, 2011
Dennis Brown

*	Director	June 20, 2011
Gregg G. Hartemayer

*	Director	June 20, 2011
Richard A. Reck

*	Director	June 20, 2011
Neele E. Stearns, Jr.

*By:	/s/ Ann G. Mayberry-French
Ann G. Mayberry-French
Attorney-in-Fact**

**	By authority of the Power of Attorney filed as Exhibit 24 to this Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description of Document

5	Opinion of McDermott Will & Emery LLP.

10
Merge Healthcare Incorporated 2005 Equity Incentive Plan, as amended (incorporated by reference from Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2011 and supplemented on April 26, 2011).

23.1	Consent of McDermott Will & Emery LLP (Included in Exhibit 5).

23.2	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm, with respect to financial statements of the Registrant.

23.3	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm, with respect to financial statements of AMICAS, Inc.

24	Power of Attorney.